Exhibit 4.3

FORM OF WARRANT
To Subscribe for and Purchase Common Stock of
Wilsons The Leather Experts Inc.

     THIS WARRANT CERTIFIES THAT, for value received,                    , a                     (herein called “Purchaser”) or registered assigns is entitled to subscribe for and purchase from Wilsons The Leather Experts Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, at the price specified below (subject to adjustment as noted below) at any time from and after                    , 2004 to and including                    , 2009, **[                    Million (                   )] fully paid and nonassessable shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”) (subject to adjustment as noted below).

     The Exercise Price shall be $3.00 per share (subject to adjustment as noted below).

     This Warrant is subject to the following provisions, terms and conditions:

     1. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise, in the form attached hereto, delivered to the Company by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the Exercise Price in lawful money of the United States. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding l0 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

     2. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraphs 7 and 8 hereof.

     3. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free of preemptive rights. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. The above provisions are, however, subject to the following:

         (a) The Exercise Price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the

Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (b) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in paragraph (c) below) or any obligations or any shares of stock of the Company that are convertible into or exchangeable for Common Stock (any of such obligations or shares of stock being hereinafter called “Convertible Securities”), or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of this Warrant such holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company in good faith.

         (c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (d) (1) In case of any consolidation with or merger of the Company with or into another corporation, or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the holder hereof an agreement providing that the holder hereof shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, except that in a merger or consolidation in which all holders of Common Stock receive cash for their shares of Common Stock, the Company may instead at the time of the merger or consolidation pay the holder of this Warrant in cash an amount equal to the amount by which the cash that would have been received by the holder of this Warrant had it exercised this Warrant immediately prior to the merger exceeds the aggregate Exercise Price that would have been paid to exercise this Warrant and (ii) make effective provision in its articles of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Warrant.

         (2) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holder hereof shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in this Warrant.

     (e) (1) If, at any time or from time to time after the Company issues or sells, or is deemed by the express provisions of this paragraph 4(e) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as a dividend or other distribution on any class of stock, and other than a subdivision or combination of shares of Common Stock, for an Effective Price (as defined below) less than the then effective Exercise Price, then and in each such case, the then existing Exercise Price will be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction:

      (A) the numerator of which will be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price, and

      (B) the denominator of which will be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

         For the purposes of this paragraph 4(e), the number of shares of Common Stock deemed outstanding as of a given date will be the sum of (1) the number of shares of Common Stock then outstanding, and (2) the number of shares of Common Stock into which any other outstanding securities of the Company are then issuable upon conversion, exercise or exchange of such securities.

         (2) No adjustment will be made to the Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this paragraph 4(e) that is not required to be made due to the preceding sentence will be included in any subsequent adjustment to the Exercise Price.

         (3) For the purpose of making any adjustment required under this paragraph 4(e), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) will be defined as: (A) to the extent it consists of cash, the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Additional Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Additional Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Additional Convertible Securities or rights or options.

         (4) For the purpose of the adjustment required under this paragraph 4(e), if the Company issues or sells (x) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Additional Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Additional Convertible Securities, and if the Effective Price (as defined below) of such Additional Shares of Common Stock is less than the Exercise Price, in each case the Company will be deemed to have issued at the time of the issuance of such rights or options or Additional Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Additional Convertible Securities plus:

         (A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

         (B) in the case of Additional Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Additional Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company will be deemed to have received the minimum amounts of consideration without reference to such clauses.

         If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Additional Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price will be recalculated using the figure to which such minimum amount of consideration is reduced; provided, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Additional Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Additional Convertible Securities.

         No further adjustment of the Exercise Price, as adjusted upon the issuance of such rights, options or Additional Convertible Securities, will be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Additional Convertible Securities. If any such rights or options or the conversion privilege represented by any such Additional Convertible Securities will expire without having been exercised, the Exercise Price as adjusted upon the issuance of such rights, options or Additional Convertible Securities will be readjusted to the Exercise Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Additional Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Additional Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Additional Convertible Securities) on the conversion of such Additional Convertible Securities.

         (5) For the purpose of making any adjustment to the Exercise Price required under this paragraph 4(e), “Additional Shares of Common Stock” will mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this paragraph 4(e) (including shares of Common Stock subsequently reacquired or retired by the Company), other than (A) shares of Common Stock and options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other purchase rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date hereof) to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock incentive plans or other arrangements that are approved by the Board of Directors; and (B) shares of Common Stock and options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors.

         The “Effective Price” of Additional Shares of Common Stock will mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(e), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this paragraph 4(e), for such Additional Shares of Common Stock.

         (f) Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (g) In case any time:

         (1) the Company shall pay any dividend or make any distribution on shares of Common Stock in shares of common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock;

         (2) the Company shall pay any dividend payable in stock upon Common Stock or make any distribution (other than regular cash dividends) to the holders of Common Stock;

         (3) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or other rights, or shall issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities;

         (4) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

         (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (aa) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 10 days prior to the action in question and not less than 3 days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

         (h) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid; provided, however, that the members of the Board of Directors of the Company shall not be liable to the holders hereof for any such determination made in good faith.

         (i) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead the Company shall pay round such fraction of a share of Common Stock to the nearest whole share, except that if the fraction is one-half or greater, the Company shall round the fraction up to the nearest whole share.

     5. As used herein, the term “Common Stock” shall mean and include the Company’s presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares purchasable pursuant to this Warrant shall include shares designated as Common Stock of the Company on the date of original issue of this Warrant or, in the case of any reclassification of the outstanding shares thereof, the stock, securities, cash or assets provided for in paragraph 4(d) above.

     6. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

     7. (a) The holder of this Warrant acknowledges that neither this Warrant nor, as of the date of the original issuance of this Warrant, any of the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that this Warrant or such shares of Common Stock may only be transferred in accordance with this paragraph 7. The holder of this Warrant, by acceptance hereof, represents that it has acquired this Warrant for investment and not with a view to distribution of this Warrant or the shares of Common Stock issuable upon exercise hereof within the meaning of the Act and the rules and regulations thereunder.

         (b) The holder realizes that the purchase of this Warrant is a speculative investment, and that the economic benefits which may be derived therefrom are uncertain. In determining whether or not to purchase the Warrant, the holder has relied solely upon the publicly-available materials filed by the Company with the Securities and Exchange Commission, copies of which have been reviewed by the Purchaser, and upon independent investigations made by the holder and its representatives.

         (c) The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issuable or issued upon the exercise hereof, if at the time of such transfer the shares of Common Stock are not covered by an effective registration statement under the Act, of such holder’s intention to do so. Such holder shall also provide the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed exercise or transfer of this Warrant or transfer of shares, if at the time of such transfer the shares are not covered by an effective registration statement under the Act, may be effected without registration or qualification under the Act and any applicable state securities laws. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to exercise this Warrant in accordance with its terms, or to transfer this Warrant, or to transfer shares of Common Stock issuable or issued upon the exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer may be endorsed on this Warrant, if at the time of such transfer the shares are not covered by an effective registration statement under the Act, or the certificates for such shares. In the event of a proposed transfer of this Warrant, prior to the transfer the proposed transferee shall execute and deliver to the Company a warrant transfer letter in the form attached hereto.

     8. Subject to the provisions of paragraph 7 hereof, this Warrant and all rights hereunder are transferable, without the prior approval of the Company, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

     9. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

     10. The Company covenants and agrees that the holder shall have the rights of a Purchaser under the Registration Rights Agreement dated April 25, 2004 among the Company and the Purchasers set forth in such agreement.

     11. (a) In addition to and without limiting the rights of the holder of this Warrant under the terms of this Warrant, the holder of this Warrant shall have the right (the “Conversion Right”) to convert this Warrant or any portion thereof into shares of Common Stock as provided in this paragraph 11 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the market price (calculated pursuant to paragraph 11(c)) of a single share of Common Stock, determined in each case as of the Conversion Date (as hereinafter defined). The “Net Value” of the Converted Warrant Shares shall be determined by subtracting the aggregate Exercise Price of the Converted Warrant Shares from the aggregate market price of the Converted Warrant Shares. Notwithstanding anything in this paragraph 11 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall round such fraction of a share of Common Stock to the nearest whole share, except that if the fraction is one-half, the Company shall round the fraction up to the nearest whole share.

         (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

         (c) “Market price” for purposes of this paragraph 11 shall mean, if the Common Stock is traded on a securities exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market, the closing price of the Common Stock on such exchange or The Nasdaq National Market or the Nasdaq SmallCap Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the Conversion Date. If at any time the Common Stock is not traded on an exchange or The Nasdaq National Market or the Nasdaq SmallCap Market, or otherwise traded in the over-the-counter market, the “market price” shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the Conversion Date, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Company as of a date which is within l5 days of the Conversion Date.

     12. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the holder hereof for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder hereof and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     13. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law, not the law of conflicts, of the State of Minnesota.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of                    , 2004.

WILSONS THE LEATHER EXPERTS INC.

By

Its

RESTRICTION ON TRANSFER

     The securities evidenced hereby may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws or (ii) such registration.

ASSIGNMENT

(To Be Signed Only Upon Assignment)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                              this Warrant, and appoints                                                                               to transfer this Warrant on the books of Wilsons The Leather Experts Inc. with the full power of substitution in the premises.

Dated:

In the presence of:

     (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without any alteration or change whatsoever, and the signature must be guaranteed in the usual manner)

FORM OF WARRANT TRANSFER LETTER

To: Wilsons The Leather Experts Inc.

Ladies and Gentlemen:

     The undersigned is a proposed transferee of the warrant (the “Warrant”) to purchase                     shares of Common Stock, par value $.01 (“Common Stock”), of Wilsons The Leather Experts Inc., a Minnesota corporation (the “Company”), currently registered in the name of                     . In order to induce the Company to consent to the transfer of the Warrant, the undersigned hereby represents, warrants and agrees as follows:

     1. The undersigned acknowledges that neither the Warrant nor **[any of the shares of Common Stock issuable upon exercise thereof] have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that, accordingly, the Warrant **[and such shares of Common Stock] may only be transferred in accordance with the terms of paragraphs 7 and 8 of the Warrant.

     2. The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act.

Signature

Address

Date

FORM OF EXERCISE NOTICE

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To: Wilsons The Leather Experts Inc. (the “Company”)

The undersigned

Please insert Social Security or other
identifying number of Purchaser:

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,                     shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $                   , such payment being made as provided on the face of this Warrant.

     In order to induce the Company to consent to the exercise of this Warrant, the undersigned hereby represents, warrants and agrees that neither this Warrant **[nor any of the shares of Common Stock issuable upon exercise hereof] have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and that, accordingly, this Warrant may be exercised [and the shares of Common Stock issued pursuant to this exercise] may only be transferred in accordance with the terms of paragraphs 7 and 8 of this Warrant.

     The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:

Signature

(Signature must conform in all respects to the name of the holder as written specified on the face of this Warrant without any alteration or change whatsoever)
Dated:

15